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                                  EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

American Vanguard Corporation
City of Commerce, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Vanguard Corporation (the "Company") of our report dated March 2, 2001, relating to the consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ending December 31, 2000.

We also consent to the reference of our firm in the Registration Statement and to the filing of this consent by the Company as an Exhibit to the Registration Statement.


/s/ BDO Seidman, LLP
Los Angeles, CA


January 2, 2002